UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 23, 2016

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, CO (Address of principal executive offices)	80120 (Zip Code)

(406) 373-8700

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 23, 2016, the board of directors of Stillwater Mining Company (the “Company”) approved an amendment to the Company’s bylaws (the “Bylaws Amendment”) to amend and restate in its entirety Section 2.10 of the bylaws and the first sentence of Section 3.3 of the bylaws, in order to adopt a majority voting standard for the election of directors. This amendment provides that directors shall be elected by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at each annual meeting of the stockholders. In addition, the Bylaws Amendment also adds a new Article X, which provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for a variety of actions or proceedings that involve the Company. This description of the Bylaws Amendment is qualified in its entirety by the full text of the Bylaws Amendment, a copy of which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.2	Amendment No.2 to Amended and Restated Bylaws of Stillwater Mining Company, as amended by Amendment No. 1 to Amended and Restated Bylaws of Stillwater Mining Company, effective as of May 21, 2013.
3.3	Amended and Restated Bylaws of Stillwater Mining Company, compiled and reflecting all amendments through November 23, 2016.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2016	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.2	Amendment No.2 to Amended and Restated Bylaws of Stillwater Mining Company, as amended by Amendment No. 1 to Amended and Restated Bylaws of Stillwater Mining Company, effective as of May 21, 2013.
3.3	Amended and Restated Bylaws of Stillwater Mining Company, compiled and reflecting all amendments through November 23, 2016.